Exhibit 4(ii)

                SECOND AMENDED AND RESTATED PARENT GUARANTY AGREEMENT

        THIS SECOND AMENDED AND RESTATED PARENT GUARANTY AGREEMENT, dated as of July 15, 1996 (the "Guaranty"), is made by STANDARD COMMERCIAL CORPORATION, a North Carolina corporation ("SCC"), in favor of the Banks (the "Banks") parties to the Loan Agreements (as defined below), and NATIONSBANK, N.A. (SOUTH), formerly known as NationsBank of Georgia, N.A., as agent for the Banks (the "Agent"), for the benefit of STANDARD COMMERCIAL TOBACCO CO., INC. ("SCTC"), a wholly owned subsidiary of SCC.

        PRELIMINARY STATEMENT. SCTC has entered into (i) that certain Loan and Security Agreement, dated as of May 2, 1995, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of November 17, 1995, as further amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of December 31, 1995, and as further amended by that certain Amendment No. 3 to Loan and Security Agreement, of even date herewith, and (ii) that certain Loan and Security Agreement (Term Loan) of even date herewith (collectively the "Loan Agreements") with NationsBank, N.A. (South), First Union Commercial Corporation, the other lenders signatory thereto from time to time (collectively and including their successors and assigns, the "Banks"), and the Agent, pursuant to which Loan Agreements the Lenders have agreed to provide SCTC credit facilities aggregating up to $110,000,000. In order to induce the Agent and each Bank to accept the terms of the Loan Agreements and because of the direct benefit to SCC of loans made from time to time hereafter by the Banks to SCTC and letters of credit issued by the Banks, SCC has agreed to guarantee the payment and performance of the Guaranteed Indebtedness (hereinafter as defined). This Second Amended and Restated Parent Guaranty Agreement amends and restates the terms and conditions of that certain Amended and Restated Parent Guaranty Agreement, dated as of November 17, 1995, made by the undersigned in favor of the Agent and the Banks for the benefit of SCTC.

        NOW, THEREFORE, for value received and to induce the Agent and each Bank to accept the terms of the Loan Agreements and because of the direct benefit to SCC of loans made from time to time hereafter by the Banks to SCTC and letters of credit issued and SCC agrees as follows:


                        ARTICLE I.  DEFINITIONS
                        -----------------------
        Section 1.01 DEFINITIONS. (a) The following capitalized terms that are used herein have the following meanings, respectively:

        "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

        "ASSIGNEE" means any assignee acquiring all or a portion of a Bank's interest in either of the Loan Agreements and such Bank's Notes in accordance with the terms and provisions of such Loan Agreement.

        "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday in Charlotte, North Carolina, and New York, New York, or a day on which banking institutions in Charlotte, North Carolina, or New York, New York, are authorized by law or other governmental action to close.

        "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated (or foreign currency fully hedged by U.S. Dollars) time deposits, certificates of deposit, Eurodollar time deposits, Eurodollar certificates of deposit of (x) any domestic commercial bank organized or licensed under the laws of the United States or any State thereof including the District of Columbia of recognized standing having capital and surplus in excess of $400,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition and (iv) repurchase agreements with a bank or trust company (including any Bank) or recognized securities dealer having capital and surplus in excess of $400,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which SCTC shall have a perfected first priority security interest (subject to no other liens or encumbrances) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "CONSISTENT BASIS" or "consistent basis" means, with regard to the application of United States accounting principles, United States accounting principles consistent in all material respects with the United States accounting principles used and applied in preparation of the financial statements previously delivered to the Banks and referred to in Section 3.06 hereof.

        "CONTROLLED GROUP" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in
Section 414(c) of the Code and the applicable regulations thereunder, of which SCTC is a part or may become a part.

        "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "DOCUMENTS" shall mean the Loan Agreements, the Notes and any agreement, instrument, certificate or document now or hereafter executed by SCTC, SCC, or any of their Affiliates or Subsidiaries in connection with the obligations under the Loan Agreements and delivered to any Holder including, without limitation, any letter of credit applications executed in connection with the Letters of Credit.

        "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or policies including, without limitation, the
Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

        "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) which together with SCTC, the undersigned or any of their respective Affiliates would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

        "EUROPEAN CREDIT FACILITIES" means the revolving credit facilities extended by various European financial institutions to SCC and/or its Subsidiaries on a committed basis through and including May 2, 1998 under the Master Facilities Agreement.

        "EVENT OF DEFAULT" has the meaning specified in Article VI.

        "GENERALLY  ACCEPTED  ACCOUNTING   PRINCIPLES"  or  "generally  accepted
accounting principles" means generally accepted accounting principles in the United States in effect as of the date of the Loan Agreements.

        "GUARANTEED INDEBTEDNESS" shall mean without duplication all of the indebtedness, obligations and liabilities (in each case, whether or not existing on the date hereof or arising from time to time thereafter, direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise) of SCTC to the Holders under or in respect of any one or more of the Documents, including, without limitation, the principal of, and interest on, the Notes.

        "GUARANTY OBLIGATIONS" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreement or arrangement), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of Guaranty Obligations hereunder shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated amount in respect thereof (assuming such other Person is required to perform thereunder) as determined in good faith.

        "HOLDER" shall mean each Bank and any other Assignee.

        "INDEBTEDNESS" means without duplication, (i) all indebtedness for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet), (iii) all Guaranty Obligations, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of the undersigned and its Subsidiaries or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all capitalized lease obligations, (vi) all Indebtedness of another Person secured by any lien or any property of the undersigned or any of its Subsidiaries, whether or not such indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements, (viii) indebtedness created or arising under any conditional sale or title retention agreement, and (ix) withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; but specifically excluding from the foregoing trade payables and accrued expenses arising or incurred in the ordinary course of business.

        "INTANGIBLE ASSETS" shall mean, as of the date of any determination thereof, the total amount of all assets of the undersigned and its Subsidiaries consisting of goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Generally Accepted Accounting Principles.

        "INTEREST EXPENSE" means the aggregate amount of interest accruing on Indebtedness and all amortization of debt discount and expense on Indebtedness (including, without limitation, any obligation to pay rent in respect of leases required to be capitalized in accordance with Generally Accepted Accounting Principles) of the undersigned or any of its Subsidiaries in the twelve-month period ending on the date such discount or expense is calculated.

        "LETTER OF CREDIT OBLIGATIONS" means the sum of all Regular Letter of Credit Obligations and all JTI Letter of Credit Obligations, as such terms are defined in the Loan Agreements.

        "LEVERAGE RATIO" means the ratio of (a) Total Liabilities minus Subordinated Indebtedness to (b) Tangible Net Worth plus Subordinated Indebtedness.

        "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

        "MAJORITY HOLDERS" means, at a particular time, the holders of at least 51% of the aggregate unpaid principal amount of the Notes and the Letter of Credit Obligations, or if no amounts are outstanding under the Notes and there are no Letter of Credit Obligations or, then such determination shall be made on the basis of Holders having an aggregate Commitment Percentage of at least 51%.

        "MASTER FACILITIES AGREEMENT" means that certain loan document, including all exhibits and schedules thereto, executed by SCC and certain of its European subsidiaries with various financial institutions, providing for the renewal and extension of the European Credit Facilities, as such agreement is amended as of the date of this Agreement or as may be hereafter amended, modified, or supplemented.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the operations or financial condition of the undersigned and its Subsidiaries, taken as a whole, (ii) the ability of the undersigned to perform its obligations under this Guaranty, or (iii) the validity or enforceability of this Guaranty, or the rights and remedies of the Holders hereunder.

        "MOODY'S" means Moody's Investors Service, Inc., and any successor thereof.

        "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

        "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, and any successor thereto.

        "PERMITTED INVESTMENTS" means (i) cash and Cash Equivalents, (ii) receivables owing to the undersigned from any of its customers and/or suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) Indebtedness to the undersigned incurred in the ordinary course of business,
(iv) loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business) in an aggregate amount not to exceed $500,000 at any time outstanding, (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vi) equity securities listed on the New York Stock Exchange ("NYSE"), PROVIDED that the long-term credit rating of the corporation issuing such securities shall be at least AA from S&P or AA2 from Moody's, or (vii) investments owned by the undersigned on the date hereof and set forth in EXHIBIT A (but without additional acquisitions thereof except as otherwise permitted hereby or with prior written consent of the Holders).

        "PERMITTED LIENS" means (i) Liens described on EXHIBIT B attached hereto; (ii) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens provided that such Liens secure only amounts not yet due and payable; (iv) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of such property for its intended purposes or interfering with the ordinary conduct of business of the undersigned or any of its Subsidiaries;
(vii) purchase money Liens on assets other than inventory securing purchase money indebtedness of up to $5,000,000 at any time outstanding; (viii) Liens on the capital stock of each of the Subsidiaries identified on EXHIBIT B to secure repayment of the European Credit Facilities; (ix) Liens permitted pursuant to
Section 5.07 hereof; and (x) Liens in favor of the Agent for the ratable benefit of the Banks.

        "PERSON" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

        "PLAN" means any  multiemployer  or  single-employer  plan as defined in
Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Guaranty was maintained, for employees of the undersigned, any of its Subsidiaries or an ERISA Affiliate.

        "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

        "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion of establishing margin requirements.

        "SCTC NOTE" means that certain promissory note executed by SCTC in favor of SCC in the original principal amount of $15,000,000.

        "S&P" means Standard & Poors Corporation, and any successor thereof.

        "SALE OF WOOL GROUP" means the sale or sales of the capital stock or substantially all assets or business of a Wool Group Company at arms-length terms for cash consideration.

        "SUBORDINATED INDEBTEDNESS" means indebtedness of SCC the repayment of which has been subordinated to the repayment of the obligations of SCC hereunder pursuant to subordination agreements in form and substance satisfactory to the Banks.

        "SUBORDINATION AGREEMENT" means the subordination agreement executed by SCC in favor of the Agent and the Banks whereby SCC (i) subordinates the repayment of the SCTC Note to the repayment of the Guaranteed Obligations on a permanent basis, and (ii) subordinates the repayment of the remaining obligations of SCTC to SCC to the repayment of the Guaranteed Obligations upon the occurrence of a Default under the Loan Agreements as amended, modified or supplemented from time to time.

        "SUBSIDIARY" means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

        "TANGIBLE NET WORTH" means, at any time, consolidated net shareholders' equity of the undersigned and its Subsidiaries, determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, with no upward adjustments due to a revaluation of assets, minus all Intangible Assets of the undersigned and its Subsidiaries and excluding cumulative translation adjustments.

        "TOTAL LIABILITIES" means all items which, in accordance with Generally Accepted Accounting Principles, would be classified as liabilities on a consolidated balance sheet of the undersigned and its Subsidiaries.

        "WOOL GROUP COMPANY" means each of the companies identified on SCHEDULE 1 attached hereto.

        (b) Capitalized terms that are used herein and are not defined herein shall have the meanings ascribed to them in the Loan Agreements.


                        ARTICLE II.  THE GUARANTY
                        -------------------------

        Section 2.01 GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. SCC unconditionally guarantees to each Holder the full and prompt payment when due, whether at maturity, at any stated prepayment date or earlier by reason of acceleration or otherwise, and at all times thereafter, of all of the Guaranteed Indebtedness; and the undersigned further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys' fees and expenses, paid or incurred in endeavoring to collect all or any part of the Guaranteed Indebtedness from, or in prosecuting any action against, SCTC or the undersigned of all or any part of the Guaranteed Indebtedness. This is a continuing guaranty of payment and not of collection.

        The undersigned covenants that it will not be discharged except by complete performance of the obligations contained herein. Upon an Event of Default under the Loan Agreements, any Holder may, at its sole election and without notice, proceed directly and at once against the undersigned to collect and recover the full amount of any portion of the liability of the undersigned hereunder, without first proceeding against SCTC, any other Person, or any security or collateral for the Guaranteed Indebtedness or for the liability of the undersigned under this Guaranty. Each Holder shall have the exclusive right to determine the application of payments and credits, if any, from the undersigned, SCTC or from any other Person on account of the Guaranteed Indebtedness owed to such Holder.

        Section 2.02 OBLIGATIONS UNCONDITIONAL. The undersigned hereby agrees that the obligations of the undersigned under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of any part or all of the Guaranteed Indebtedness or any Document; (ii) the absence of any attempt to collect the Guaranteed Indebtedness from SCTC or from any other guarantor of the Guaranteed Indebtedness or any other action to enforce the same or to realize upon any security for any thereof; (iii) the waiver or consent by the Agent or any Holder with respect to any provision of any Document or applicable law; (iv) any failure by the Agent or any Holder to acquire, perfect or maintain a security interest in, or take any steps to preserve its rights to, any security or collateral for the Guaranteed Indebtedness, this Guaranty or any other guaranty of the Guaranteed Indebtedness; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise, avoided and/or required to be repaid to or for the benefit of SCTC, in which case there shall be no defense of payment with respect to such payment) of SCTC or any endorser, guarantor, comaker or any other Person; (vi) the Agent's or a Holder's election, in any proceeding instituted under Chapter 11 of Title 11 of the Bankruptcy Code (11 U.S.C. Section 101 et seq.), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest by SCTC, as a debtor-in-possession, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of a Holder's claim(s) for repayment of the Guaranteed Indebtedness under the Bankruptcy Code or the avoidance of any security for the Guaranteed Indebtedness; (ix) any errors or omissions by a Holder with respect to the administration of the Guaranteed Indebtedness or any security therefor or which might change the scope of the undersigned's rights hereunder; (x) the acceptance of additional parties primarily or secondarily liable on the Guaranteed Indebtedness; or (xi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        Section  2.03  FREEDOM  TO  ACT.  The  Agent  or any  Holder  is  hereby authorized, without notice and without affecting the liability of the undersigned hereunder to the Agent or such Holder or any other Holder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Indebtedness, or otherwise modify, amend or change the terms of any of the Documents; (ii) accept partial payments on the Guaranteed Indebtedness; (iii) take and hold security or collateral for the Guaranteed Indebtedness or any other liabilities of SCTC, the obligations of the undersigned under this Guaranty and the obligations under any other guaranties of the Guaranteed Indebtedness, and exchange, enforce, waive, release, sell, transfer, assign or otherwise deal with any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as each Holder may determine in its discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Indebtedness or any portion thereof and any security or collateral therefor in any manner; (vi) extend additional loans, credit and financial accommodations and otherwise create additional Guaranteed Indebtedness; (vii) waive strict compliance with the terms of the Documents and otherwise forbear from asserting the Agent's or such Holder's rights and remedies thereunder; (viii) enforce or forbear from enforcing the guaranty of any other guarantor of all or any part of the Guaranteed Indebtedness or release any such guarantor; (ix) assign this Guaranty in part or in whole in connection with any assignment of any part or all of the Guaranteed Indebtedness; or (x) release any obligor with respect to the Guaranteed Indebtedness.

        No delay on the part of the Agent or any Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Holder of any right or remedy shall preclude any further exercise thereof by the Agent or such Holder or any other Holder nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent or any Holder except as expressly set forth in a writing duly signed and delivered on the Agent's or such Holder's behalf by any authorized officer of the Agent or such Holder. The Agent's or such Holder's failure at any time or times hereafter to require strict performance by the undersigned of any of the covenants, provisions, warranties, terms and conditions contained in this Guaranty or any other promissory note, loan agreement, lease, security agreement, mortgage, agreement, instrument or other document now or at any time or times hereafter executed by the undersigned and delivered to the Agent or such Holder shall not waive, affect or diminish any right of the Agent or such Holder at any time or times hereafter to demand strict performance therewith and no waiver of any such right shall be deemed to occur by any act or knowledge of the Agent or such Holder, its agents, officers or employees or be binding against the Agent or such Holder, except as expressly set forth in a writing duly signed and delivered on the Agent's or such Holder's behalf by an officer of the Agent or such Holder, respectively. No waiver by the Agent or such Holder of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent or such Holder permitted hereunder shall in any way affect or impair the Agent's or such Holder's rights or the obligations of the undersigned under this Guaranty. No modification or waiver of any of the provisions of this Guaranty by the Agent or any Holder nor any action by the Agent or any Holder permitted hereunder shall affect or impair any other Holder's rights or the obligations of the undersigned under this Guaranty unless such modification, waiver or action is consented to in a writing duly signed and delivered on such Holder's behalf by an officer of such Holder.

        The undersigned hereby transfers and conveys to the Agent, for the ratable benefit of the Holders, any and all balances, credits, deposits, accounts, items and monies of the undersigned now or hereafter in the possession or control of the Agent or any Holder, and the Agent and each Holder is hereby given a lien upon, security title to, and a security interest in all property of the undersigned of every kind and description now or hereafter in the possession or control of the Agent and each Holder for any reason, including without limitation all dividends and distributions on or other rights in connection therewith. The Agent and each Holder may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable hereunder, appropriate and apply toward the payment of such amount, and in such order of application as the Agent may from to time to time determine, any property, balances, credits, deposits, accounts, items or monies of SCC in the possession or control of the Agent or any Holder for any purpose.

        Section 2.04 WAIVERS OF UNDERSIGNED. The undersigned shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of SCTC or to any collateral for said debts and obligations of SCTC to the Holders. The undersigned further waives any right to demand security from SCTC and any benefit of, and any right to participate in, any security or collateral given to any Holder, including, without limitation, security given to any Holder to secure payment of the Guaranteed Indebtedness or any other liability of SCTC to any Holder. The undersigned also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and diligence with respect to the Guaranteed Indebtedness and the obligations of the undersigned hereunder, the filing of any claims with a court in the event of receivership or bankruptcy of SCTC, and notices of acceptance of this Guaranty. The undersigned further waives all notices that the principal amount, any payment or any portion thereof, any interest and/or premium on all or any part of the Guaranteed Indebtedness is due, notices of the creation or existence of the Guaranteed Indebtedness, notices of any and all proceedings to collect from SCTC, any endorser or any other guarantor of all or any part of the Guaranteed Indebtedness, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to any Holder to secure payment of the Guaranteed Indebtedness. The undersigned consents and agrees that no Holder shall be under any obligation to marshall any assets in favor of the undersigned or against or in payment of any or all of the Guaranteed Indebtedness. The undersigned waives any and all requirements of diligence in collection or protection of realization upon the Guaranteed Indebtedness or any collateral granted to the Agent or any Holder pursuant to the Loan Documents or in enforcing any remedy available to the Agent or any Holder under any of the Loan Documents. The undersigned waives the benefit of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. The undersigned also waives any provisions under the applicable law of any jurisdiction, relating to the undersigned's right to discharge upon the undersigned's giving notice to the Agent or any Holder to proceed against SCTC for collection after the Guaranteed Indebtedness is due and payable, and the failure or refusal of the Agent or any Holder to commence an action or foreclose any collateral within any specific time period or at any time.

        Section 2.05 REVIVAL. The undersigned further agrees that to the extent that SCTC or the undersigned make a payment or a transfer of an interest in any property to any Holder, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to SCTC or the undersigned, the estate of SCTC or the undersigned, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

        Section 2.06 SUBORDINATION; BANKRUPTCY. The undersigned further agrees that any and all present and future debts and obligations of SCTC to the undersigned and any and all claims of the undersigned against SCTC, or any of its properties, howsoever arising, shall be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Indebtedness and as security for this Guaranty, the undersigned hereby assigns to each Holder all claims of any nature which the undersigned may now or hereafter have against SCTC. If SCTC or the undersigned should at any time become insolvent or make a general assignment for the benefit of creditors, or if a proceeding in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of SCTC or the undersigned, any and all obligations of the undersigned shall, at the option of any Holder, become due and payable, and the undersigned shall forthwith pay to the Holders the full amount which would be payable hereunder by the undersigned if all Guaranteed Indebtedness was then due and payable.

        Section 2.07 OBLIGATION TO KEEP INFORMED. The undersigned hereby assumes responsibility for keeping itself informed of the financial condition of SCTC and any and all endorsers and/or other guarantor of all or any part of the Guaranteed Indebtedness and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Indebtedness or any part thereof, and the undersigned hereby agrees that no Holder shall have a duty to advise the undersigned of information known to any Holder regarding such condition or any such circumstance. In the event that any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to the undersigned, that Holder or other Holders shall not be under any obligation
(i) to undertake any investigation, whether or not a part of their regular business routine, (ii) to disclose any information which any Holder wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the undersigned.


                ARTICLE III.  REPRESENTATIONS AND WARRANTIES
                --------------------------------------------
        The undersigned hereby represents and warrants to the Agent and the Holders that:

        Section 3.01 ORGANIZATION AND GOOD STANDING. The undersigned and each of its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the respective states of their incorporation, are duly qualified and in good standing as foreign corporations authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect on the undersigned or any of such Subsidiaries and have the requisite corporate power and authority to own their respective properties and to carry on their respective businesses as now conducted and as proposed to be conducted.

        Section 3.02 DUE AUTHORIZATION. The undersigned (i) has the corporate power and requisite authority to execute, deliver and perform this Guaranty and the Subordination Agreement and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Guaranty and the Subordination Agreement.

        Section 3.03 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Guaranty or the Subordination Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its articles of incorporation or bylaws, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Guaranty) upon or with respect its properties.

        Section 3.04 CONSENTS. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Guaranty or the Subordination Agreement.

        Section 3.05 ENFORCEABLE OBLIGATIONS. This Guaranty and the Subordination Agreement have been duly executed and delivered by the undersigned and constitute the legal, valid and binding obligations of the undersigned enforceable in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

        Section 3.06 FINANCIAL CONDITION. The financial statements and financial information provided to the Holders, consisting of, among other things, the most recent audited consolidated balance sheet of the undersigned and its
Subsidiaries together with related consolidated statements of income, retained earnings and cash flows certified by Deloitte & Touche, certified public accountants, as true and correct, fairly represent the financial condition of the undersigned and its Subsidiaries as of such date. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. The undersigned has also furnished to the Holders internally prepared and unaudited financial projections. Such financial projections were prepared based on the best information available to the undersigned and, where applicable, were prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis. Such financial projections are accurate, to the best knowledge of the undersigned, in all material respects, and since the date of such financial projections there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect on the undersigned or its Subsidiaries

        Section 3.07 NO DEFAULT. No Default or Event of Default presently exists.

        Section 3.08 LIENS. Except for Permitted Liens, the undersigned and its Subsidiaries have good and marketable title to all of their respective properties and assets free and clear of all liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature.

        Section 3.09 INDEBTEDNESS. The undersigned and its Subsidiaries have no Indebtedness (including without limitation reimbursement or other contingent obligations) except as disclosed in the financial statements referenced in
Section 3.06 and as set forth in EXHIBIT C.

        Section 3.10 LITIGATION. Except as disclosed in EXHIBIT D, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the undersigned threatened, against the undersigned or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect on the enforceability of this Guaranty.

        Section 3.11 MATERIAL AGREEMENTS. Neither the undersigned nor any of its Subsidiaries, is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

        Section 3.12 BURDENSOME CONTRACTS. Neither the undersigned nor any of its Subsidiaries is a party to, or bound by, any contract, lease, indenture, loan agreement or other agreement or arrangement the performance of which would have a Material Adverse Effect on the business, condition (financial or otherwise), operations or properties of the undersigned or any such Subsidiary or on the ability of the undersigned to perform its obligations under this Guaranty or the Subordination Agreement.

        Section 3.13 TAXES. The undersigned and its Subsidiaries have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it and its Subsidiaries, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. The undersigned is not aware of any proposed material tax assessments against it or any of its Subsidiaries. No extension of time for assessment or payment by the undersigned of any federal, state or local tax in effect other than extensions granted in the ordinary course of business which do not have a Material Adverse Effect.

        Section 3.14 COMPLIANCE WITH LAW. The undersigned and its Subsidiaries are in compliance with all laws, rules, regulations, orders and decrees (including without limitation environmental laws) applicable to it and its Subsidiaries, or to its and its Subsidiaries' properties.

        Section 3.15 ERISA. (i) No Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan; (ii) no Plan has an unfunded current liability (determined under Section 412 of the Code) or an accumulated funding deficiency, (iii) no proceedings have been instituted, or, to the knowledge of the undersigned, planned, to terminate any Plan, (iv) neither the undersigned, any member of a Controlled Group, nor any duly-appointed administrator of a Plan (A) has instituted or intends to institute proceedings to withdraw from any Multi-Employer Pension Plan (as defined in Section 3(37) or ERISA); and (v) each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto.

        Section 3.16 SUBSIDIARIES. The undersigned has no Subsidiaries except as set forth in EXHIBIT E.

        Section 3.17 GOVERNMENT REGULATION. Neither the undersigned nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, neither the undersigned nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 3.18 HAZARDOUS SUBSTANCES. The real property owned or leased by the undersigned or any of its Subsidiaries or on which the undersigned or any of its Subsidiaries operates (the "Subject Property") is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sub Section 9601 et seq., as amended, and the regulations promulgated thereunder; no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. Section 763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substance; and the undersigned and each of its Subsidiaries is in substantial compliance with all Environmental Laws and the undersigned knows of no complaint or investigation regarding real property which it or any of its Subsidiaries' owns or leases or on which it or any of its Subsidiaries' operates.

        Section 3.19 PATENTS, ETC. The undersigned and its Subsidiaries possess all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its and its Subsidiaries' businesses as presently conducted and as proposed to be conducted.

        Section 3.20 SOLVENCY. The undersigned is, and after consummation of this Guaranty and after giving effect to all Indebtedness incurred hereunder, will be solvent.


                        ARTICLE IV.  AFFIRMATIVE COVENANTS
                        ----------------------------------
        The undersigned hereby covenants and agrees that so long as the Loan Agreements are in effect and until the Loans, all obligations in respect of Letters of Credit, and other obligations arising under the Documents, together with interest, fees and other charges thereunder, have been paid in full and the Commitments thereunder shall have terminated:

        Section 4.01 INFORMATION COVENANTS. The undersigned will furnish, or cause to be furnished, to the Agent and each Holder:

        (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the undersigned, a consolidated and consolidating balance sheet of the undersigned and its Subsidiaries as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail and examined independent certified public accountants of recognized national standing acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of the undersigned as a going concern, and which shall be accompanied by a certificate of such accountants stating that in the course of its regular audit of the business of the undersigned which audit was conducted in accordance with generally accepted auditing standards (including tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances) they have obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Agent and the Majority Holders. It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion and certificate of such accountants in form and substance as provided herein shall constitute a Default hereunder.

        (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter, a consolidated and consolidating balance sheet of the undersigned and its Subsidiaries as at the end of such quarter together with related statements of income and retained earnings and of cash flows for such quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable form and detail acceptable to the Agent and the Majority Holders, subject to changes resulting from audit and normal year-end adjustments.

        (c) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 4.01(a) and (b) hereof, a certificate of an authorized financial officer of the undersigned, substantially in the form of EXHIBIT G to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and that the undersigned is in compliance with the terms of this Guaranty and no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the undersigned proposes to take with respect thereto. In addition, such officer's certificate shall demonstrate compliance of the financial covenants contained in Sections 4.10, 4.11, 4.12 and 5.06 by calculation thereof as of the end of each such fiscal period.

        (d) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 4.01(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Guaranty and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default (insofar as any such terms or provisions pertain to accounting matters) and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

        (e) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any other report submitted by independent accountants to the undersigned in connection with any annual, interim or special audit of the books of the undersigned including any management letter.

        (f) SEC AND OTHER REPORTS. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, (i) the Securities and Exchange Commission, or any successor agency, by the undersigned, and copies of all financial statements, proxy statements, notices and reports as the undersigned shall send to its shareholders or to the holders of any other Indebtedness (including specifically without limitation, any Subordinated Indebtedness or the indebtedness under the Senior Notes) in their capacity as such holders and (ii) the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

        (g) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the undersigned as the Agent or the Majority Holders may reasonably request.

        (h) NOTICE OF DEFAULT OR LITIGATION. Upon the undersigned obtaining knowledge thereof, it will give written notice to the Agent and the Holders (i) immediately, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the undersigned proposes to take with respect thereto, and (ii) promptly, but in any event within 5 Business Days, of the occurrence of any of the following with respect to the undersigned or any of its Subsidiaries: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against the undersigned or any of its Subsidiaries which is likely to have, or could have, a Material Adverse Effect on the business, properties, assets, condition (financial or otherwise) or prospects of the undersigned or any of its Subsidiaries or of the undersigned to perform its obligations hereunder, (B) any levy of an attachment, execution or other process against its or any of its Subsidiaries' assets having a value of $250,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money, including without limitation any default in respect of the European Credit Facilities, (D) any development in its or any Subsidiary's business or affairs which has resulted in, or which the undersigned reasonably believes may result in, a Material Adverse Effect or (E) the institution of any proceedings against, or the receipt of notice of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance or the release into the environment or storage of any toxic or hazardous waste or substance, the violation of which could give rise to a material liability on the business, assets, properties condition (financial or otherwise) or prospects of the undersigned, (F) any notice or determination concerning the imposition of any withdrawal liability by a multiemployer Plan on the undersigned or any of its ERISA Affiliates, the determination that a multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV or ERISA, the termination of any Plan, and the amount of liability incurred or which may be incurred in connection with any such event.

        Section 4.02 PRESERVATION OF EXISTENCE AND FRANCHISES. The undersigned will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority and the existence, rights, franchises and authority of each of its Subsidiaries.

        Section 4.03 BOOKS, RECORDS AND INSPECTIONS. The undersigned will keep, and will cause each of its Subsidiaries to keep, complete and accurate books and records of its and each Subsidiary's transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). The undersigned will permit, and will cause each of its Subsidiaries to permit, on reasonable notice officers or designated representatives of any Holder to visit and inspect its and any of its Subsidiary's books of account and records and any of its and any Subsidiary's properties or assets (in whomever's possession) and to discuss the affairs, finances and accounts of the undersigned or any of its Subsidiaries with, and be advised as to the same by its or any Subsidiary's officers, directors and independent accountants.

        Section 4.04 COMPLIANCE WITH LAW. The undersigned will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its or any Subsidiary's business and the ownership of its or any Subsidiary's property (including all Environmental Laws and controls), except where any such noncompliance would not have a Material Adverse Effect on the business, assets, properties or condition (financial or otherwise) of the undersigned or any of its Subsidiaries or on the ability of the undersigned or any of its Subsidiaries to perform its obligations hereunder.

        Section 4.05 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. The undersigned will pay and discharge, and will cause its Subsidiaries to pay and discharge,
(i) all taxes, assessments and governmental charges or levies imposed upon it or its Subsidiaries, or upon its or its Subsidiaries' income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its or any of its Subsidiaries' properties, and (iii) except as prohibited hereunder, all of its or its Subsidiaries' other Indebtedness as they shall become due; PROVIDED, however, that neither the undersigned nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with generally accepted accounting principles, UNLESS the failure to make any such payment shall give rise to an immediate right to foreclosure on a lien securing such amounts, in which case the undersigned or any such Subsidiary shall make immediate payment of or shall otherwise satisfy such tax, assessment, charge, levy, claim or Indebtedness upon commencement of proceedings to foreclose on any such lien.

        Section 4.06 INSURANCE. The undersigned will at all times maintain, and will cause its Subsidiaries to maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The undersigned will promptly provide evidence of the foregoing insurance upon the request of any Bank. If the undersigned fails to maintain any of the foregoing insurance, the Agent shall have the right to obtain such insurance at the undersigned's expense.

        Section 4.07 MAINTENANCE OF PROPERTY. The undersigned will maintain and preserve, and will cause its Subsidiaries to maintain and preserve, its and its Subsidiaries' properties and equipment used or useful in its or its Subsidiaries' business (in whomsoever's possession as they may be) in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

        Section 4.08 PERFORMANCE OF OBLIGATIONS. The undersigned will perform in all material respects, and will cause its Subsidiaries to perform in all material respects, all of its and its Subsidiaries' obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it or any Subsidiary is a party or by which it or any Subsidiary is bound.

        Section 4.09 ERISA. The undersigned will (a) at all times, make prompt payment of all contributions required under all employee pension benefit plans ("Plans") and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (b) promptly upon request, furnish the Agent and the Holders copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year;
(c) notify the Agent immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (d) furnish to the Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested. The undersigned will not, nor will it permit any of its ERISA Affiliates to (I) terminate a Plan if any such termination would give rise to or result in any material liability, or (II) cause or permit to exist any Termination Event under ERISA or other event or condition which presents a material risk of termination at the request of the PBGC.

        Section 4.10 TANGIBLE NET WORTH. The undersigned shall maintain Tangible Net Worth of at least (i) $80,000,000 from April 1, 1996 through and including September 30, 1996, (ii) $82,500,000 from October 1, 1996 through and including December 31, 1996, and (iii) $85,000,000 on and at all times after January 1, 1997.


                        ARTICLE V.  NEGATIVE COVENANTS
                        ------------------------------
        The undersigned hereby covenants and agrees that so long as the Loan Agreements are in effect and until the Loans, all obligations in respect of the Letters of Credit, and all other obligations arising under the Documents, together with interest, fees and other charges thereunder, have been paid in full and the Commitments thereunder shall have terminated:

        Section 5.01 NATURE OF BUSINESS. The undersigned will not, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of its or any Subsidiary's business from that conducted as of the Closing Date.

        Section 5.02 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The undersigned will not, nor will it permit any of its Subsidiaries to, dissolve, liquidate, or wind up its or any Subsidiary's affairs, or enter into any transaction of merger or consolidation, sell, transfer, lease or otherwise dispose of all or any substantial part of its or any Subsidiary's property or assets (other than in the ordinary course of business for fair consideration); provided, however, notwithstanding the foregoing, SCC may permit its applicable Subsidiaries to conclude the Sale of the Wool Group so long as the net proceeds of such sale are used and applied in accordance with the terms of the Master Facilities Agreement; and provided, further, that SCC may, or permit its applicable Subsidiaries to, sell, transfer or otherwise dispose of the capital stock or assets of Bela Duty Free Import-Export GmbH and Stancom Building Supplies, Inc. in arms'-length transactions for fair consideration.

        Section 5.03 FISCAL YEAR. The undersigned will not, nor will it permit any Subsidiary to, change, or permit a change, in its or any Subsidiary's fiscal year.

        Section 5.04 ARTICLES AND BYLAWS. The undersigned will not, nor will it permit any Subsidiary to, amend, modify or change in any respect its or any Subsidiary's articles of incorporation (corporate charter or other similar organizational document) or bylaws if such amendment, modification or change would have a Material Adverse Effect.

        Section 5.05 NO DIVIDEND RESTRICTION. The undersigned will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting or limiting the ability of any Subsidiary of the undersigned to pay dividends to the undersigned except for (i) the limitation on the payment of dividends set forth in the Loan Agreements,
(ii) the limitation on the payment of dividends set forth in the Master Facilities Agreement, and (iii) the limitation on the payment of dividends in those certain "ringed fence" wool group credit facilities, extended to certain of the Subsidiaries, existing as of the date hereof.Section 5.06 LEVERAGE RATIO. The undersigned will not permit its Leverage Ratio (i) to exceed 4.75 to 1.0 at any time prior to the Sale of the Wool Group, and (ii) to exceed 3.5 to 1.0 at any time after the Sale of the Wool Group.

        Section 5.07 LIENS. The undersigned will not permit any of its Subsidiaries located outside of the United States to pledge their respective assets to secure their respective credit facilities, except (i) pursuant to the terms and conditions of, or as disclosed in, the Master Facilities Agreement,
(ii) pursuant to or in connection with the Wool Group Facility (as defined in the Master Facilities Agreement), or (iii) in connection with securing lines of credit in individual countries where the assets of a particular subsidiary are pledged to secure local facilities used by such subsidiary for general working capital purposes.

        Section 5.08 NEGATIVE PLEDGE OF CAPITAL STOCK. Except with respect to any Permitted Liens, the undersigned shall not pledge or otherwise grant a Lien upon any of the capital stock of any of its Subsidiaries.

                        ARTICLE VI.  EVENTS OF DEFAULT
                        ------------------------------
        Section 6.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

        (a) PAYMENT. The undersigned shall default in the payment when due of any of any of its obligations hereunder; or

        (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by the undersigned herein, in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                (c) COVENANTS. The undersigned shall (i) default in the due performance or observance of any term, covenant or agreement contained in
Section 4.10 or 5.06 hereof,(ii) default in the due performance or observance of any term, covenant or agreement contained in Section 5.01, 5.02, 5.03, 5.04 or
5.05 hereof or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b), (c)(i) or (c)(ii) of this Section 6.01) contained in this Guaranty and such default shall continue unremedied for a period of at least 30 days after notice thereof by the Agent or any Bank to the undersigned; or

        (d) GUARANTY. This Guaranty or any provision thereof shall cease to be in full force and effect, or the undersigned or any Person acting by or on behalf of the undersigned shall deny or disaffirm the undersigned's obligations under this Guaranty, or the undersigned shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to this Guaranty; or

        (e) BANKRUPTCY, ETC. The undersigned or any of its Subsidiaries shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "BANKRUPTCY CODE"); or an involuntary case is commenced against the undersigned or any of its Subsidiaries under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the undersigned or any of its Subsidiaries; or the undersigned or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the undersigned or any of its Subsidiaries; or there is commenced against the undersigned or any of its Subsidiaries any such proceeding which remains undismissed for a period of 30 days; or the undersigned or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the undersigned or any of its Subsidiaries suffers appointment of any custodian or the like for it or for any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or the undersigned or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the undersigned or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

        (f) DEFAULTS UNDER OTHER AGREEMENTS. (i) The undersigned shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any Indebtedness in excess of $100,000 or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness of the undersigned shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

        (g) JUDGMENTS. One or more judgments or decrees shall be entered against the undersigned involving a liability of $500,000 or more in any instance, or $1,000,000 or more in the aggregate for all such judgments and decrees for the undersigned (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

        (h) OWNERSHIP. Any Person other than Ery W. Kehaya or his immediate family members shall possess, directly or indirectly, the power to (A) vote 25% or more of the securities having ordinary voting power for the election of directors of the undersigned or (B) direct or cause direction of the management and policies of the undersigned, whether through the ownership of voting securities, by contract or otherwise.

                (i) ERISA. (i) The undersigned or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities in excess of $1,000,000 (individually and collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the undersigned or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the Controlled Group to incur a current payment obligation in excess of $500,000.

        (j) EUROPEAN FACILITY. Without limiting the generality of the foregoing, any default or event of default shall occur (and continues beyond any applicable grace period) under or with respect to the European Credit Facilities or the Master Facilities Agreement, or any loan or security documents executed in connection therewith or governed or affected thereby; or the outstanding commitments of the European lenders parties to the Master Facilities Agreement shall be less than $100,000,000.00 at any time.

                        ARTICLE VII.  MISCELLANEOUS
                        ---------------------------

        Section 7.01 SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the undersigned and upon the trustees, successors and assigns of the undersigned, and shall inure to the benefit of each Holder's successors and assigns; all references herein to SCTC and to the undersigned shall be deemed to include their respective trustees, successors and assigns.

        Section 7.02 NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Holder, addressed to such Holder at the address specified for such communications as the signature pages of the Loan Agreements, or at such other address as such Holder shall have specified to the undersigned in writing, (ii) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the undersigned in writing,
(iii) if to the undersigned, addressed to it at 2201 Miller Road, Wilson, North Carolina 27893, Attention: Rick Hardy, or at such other address as the undersigned shall have specified to each Holder in writing; provided, however, that any such communication to the undersigned may also, at the option of any Holder, be delivered by any other means either to the undersigned at its address specified above or to any of its officers.

        Section 7.03 AMENDMENT. Subject to the terms of the Loan Agreements, this Guaranty may be amended, and the undersigned may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the undersigned shall obtain the written consent to such amendment, action or omission to act, of each of the Holders. No course of dealing between the undersigned and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

        Section 7.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the undersigned in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Assignee, regardless of any investigation made at any time by or on behalf of any Bank or any transferee. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between the Banks and the undersigned and supersedes all prior agreements and understandings relating to the subject matter hereof.

        Section 7.05 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to any Holder, the determination of such satisfaction shall be made by such Holder, in the sole and exclusive judgment (exercised in good faith) of the Holder making such determination.

        Section 7.06 GOVERNING LAW. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of North Carolina. The undersigned hereby submits to the nonexclusive jurisdiction of the United States District Courts located in the State of North Carolina and of any North Carolina State court sitting in Charlotte for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        Section 7.07 WAIVER OF JURY TRIAL. THE UNDERSIGNED, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 7.08 MISCELLANEOUS. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty. The descriptive headings of the sections of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

        Section 7.09 CONSENT AND ACCEPTANCE. The undersigned hereby expressly consents to and accepts the amendments effected by Amendment No. 3 to Loan and Security Agreement, and the undersigned hereby fully restates and reaffirms its guaranty of payment to each Holder of all of the Guaranteed Indebtedness upon the terms and conditions set forth herein.



        IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first above written.



ATTEST:                                 STANDARD COMMERCIAL CORPORATION

By:                                             By:
   ---------------------------             ---------------------------
Title:                                          Title:
      ------------------------                ------------------------

        (Corporate Seal)